SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

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|_|  Preliminary Proxy Statement
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|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to ss.240.14a-12


                            Focus Enhancements, Inc.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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


                            FOCUS ENHANCEMENTS, INC.
                                1370 Dell Avenue
                           Campbell, California 95008
                                 (408) 866-8300

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 21, 2001


To Our Stockholders:

         The Annual Meeting of Stockholders of Focus Enhancements, Inc., a Delaware corporation ("Focus") will be held at 1370 Dell Ave., Campbell, CA 95008 on December 21, 2001 at 2 p.m., California time.

         At our meeting, we will ask you to vote on the following matters:

         1. Election of Directors.  You will have the  opportunity to elect five
(5) members of the Board of Directors for a terms of two and three years. The following five (5) persons are the current members of the Board of Directors and are our nominees for re-election to serve:

Name                              Age                      Term to Expire
----                              ---                      --------------
Carl E. Berg                      64                            2004
William Coldrick                  59                            2003
Timothy E. Mahoney                45                            2004
Michael D'Addio                   57                            2003
N. William Jasper, Jr.            53                            2004


         2. Appointment of Auditors. You will be asked to ratify the selection of Deloitte & Touche, LLP as our independent auditors for the fiscal year ending December 31, 2001.

         3. Other Business. If other business is properly raised at the meeting or if we need to adjourn the meeting, you will vote on these matters too.

         If you were a stockholder as of the close of business on November 13, 2001, you are entitled to vote at this meeting.

         We cordially invite all stockholders to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date and return the enclosed proxy card as soon as possible in the enclosed postage-prepaid envelope.

         Whether or not you expect to attend the annual meeting, please complete, sign, date and promptly mail your proxy in the envelope provided. You may revoke your proxy at any time prior to the annual meeting, and, if you attend the annual meeting, you may revoke your proxy and vote your shares in person.


                                      BY ORDER OF THE BOARD OF DIRECTORS


                                      Gary L. Williams, Secretary
                                      November 21, 2001

                            Focus Enhancements, Inc.

                                1370 Dell Avenue
                           Campbell, California 95008


                                 PROXY STATEMENT

                                     For the
                         Annual Meeting of Stockholders
                         to be held on December 21, 2001

                  --------------------------------------------

                               GENERAL INFORMATION

         This proxy statement contains information about Focus' Annual Meeting of Stockholders to be held at 1370 Dell Ave., Campbell, CA on December 21, 2001 at 2 p.m. California time and at any postponements or adjournments of the meeting.

Why did you send me this proxy statement?

         We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your votes for use at Focus' annual meeting of stockholders.

         This proxy statement summarizes information that you need to know in order to cast an informed vote. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

         We will begin sending this proxy statement, notice of annual meeting and the enclosed proxy card on or about November 21, 2001 to all stockholders entitled to vote. The record date for those entitled to vote is November 13, 2001. On November 13, 2001, there were 32,828,999 shares of our Common Stock and 1,904 shares of Series B Preferred Stock outstanding.

         Our Annual Report for the fiscal year ended December 31, 2000 on Form 10-K and 10Q-SB for the period ending September 30, 2001 as filed previously filed with the Securities and Exchange Commission (the "SEC"), accompanies this proxy statement.

What constitutes a quorum?

         To establish a quorum at the annual meeting, a majority of the shares of our Common Stock and Series B Preferred Stock voting as a single class outstanding on the record date must be present either in person or by proxy. Focus will count abstentions and broker non-votes for purposes of establishing the presence of a quorum at the meeting.

What vote is required for each proposal?

         o Proposal 1: Election of Directors. The five (5) nominees for director who receive the most votes cast by holders of our Common Stock and Series B Preferred Stock, voting as a single class, outstanding on November 13, 2001, will be elected. So, if you do not vote for a particular nominee or if you indicate "withhold authority to vote" for a particular nominee on your proxy card, your abstention will have no effect on the elections of directors.

         o Proposal 2: Ratification of Auditors. Stockholder ratification of the selection of Deloitte & Touche, LLP as Focus' independent auditors is not required. However, we are submitting the selection of Deloitte & Touche, LLP to you for ratification as a matter of good corporate practice. If you fail to ratify the selection by a majority vote of the present and voting shares, we will reconsider whether to retain Deloitte & Touche, LLP. Even if the selection is ratified, we may, in our discretion, direct the appointment of different independent auditors at any time during the year if we determine that such a change would be in the best interests of Focus and its stockholders.

What are the recommendations of the board of directors?

         The Board of Directors of Focus has unanimously approved all of the proposals we are submitting to you:

         o        election of each of the named nominees for director; and

         o appointment of Deloitte & Touche, LLP as our independent auditors.

         The Board of Directors also recommends a vote "FOR" the five (5) nominees for director, and "FOR" ratification of Deloitte & Touche, LLP as our independent auditors for the fiscal year ending December 31, 2001.

How many votes do I have?

         Each share of our Common Stock that you own entitles you to one (1) vote on each proposal. Each share of Series B Preferred Stock that you own entitles you to one thousand (1,000) votes on each proposal. The proxy card indicates the number of shares of our Common Stock and/or Series B Preferred Stock that you own.

How many shares of stock are outstanding?

         As of November 13, 2001, there were 32,828,999 shares of our Common Stock outstanding and 1,904 shares of Series B Preferred Stock outstanding. For the purposes of this meeting, the 1,904 shares of preferred stock will be entitled to cast 1,904,000 votes for each proposal to be considered.

How do I vote by proxy?

         Whether you plan to attend the meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to vote in person at the meeting.

         If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed on each proposal. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

         o "FOR" the election of each of the five (5) nominees for director;

         o "FOR" ratification of Deloitte & Touche, LLP as Focus' independent auditors; and

         o in the discretion of the proxy holder as to any other matter that may properly come before the meeting. At the time this proxy statement went to press, we knew of no other matters that needed to be acted on at the meeting other than those discussed in this proxy statement.

Can I change my vote after I return my proxy card?

         Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised if:

         o you file either a written revocation of your proxy, or a duly executed proxy bearing a later date, with the Corporate Secretary of Focus prior to the meeting, or

         o you attend the meeting and vote in person. Presence at the meeting will not revoke your proxy unless and until you vote in person.

         However, if your shares are held in the name of your broker, bank or other nominee, and you wish to vote in person, you must bring an account statement and a letter of authorization from your nominee so that you can vote your shares.

How will focus executive officers and directors vote?

         On the record date of November 13, 2001, our executive officers and directors, including their affiliates, had voting power with respect to an aggregate of 6,392,187 shares of our Common Stock or approximately 18.5% of the shares of our Common Stock, which includes 1,904 shares of Series B Preferred Stock converted into 1,904,000 shares of our common stock for the purposes of voting at this meeting. We currently expect that such officers and directors will vote all of their shares in favor of each of the nominees for director and in favor of each of the proposals.

What are the costs of solicitation of proxies?

         We will bear the cost of solicitation of proxies from our stockholders and the cost of printing and mailing this document. In addition to solicitation by mail, Focus directors, officers and employees may solicit proxies from stockholders by telephone, in person or through other means. These persons will not receive additional compensation, but they will be reimbursed for the reasonable out-of-pocket expenses they incur in connection with this solicitation. We also will make arrangements with brokerage firms, fiduciaries and other custodians who hold shares of record to forward solicitation materials to the beneficial owner of these shares. We will reimburse these brokerage firms, fiduciaries and other custodians for their reasonable out-of-pocket expenses in connection with this solicitation. In addition, we may pay for and utilize the services of individuals or companies we do not regularly employ in connection with the solicitation of proxies.

Will there be any other matters considered at the annual meeting?

         We are unaware of any matter to be presented at the annual meeting other than the proposals discussed in this proxy statement. If other matters are properly presented at the annual meeting, then the persons named in the proxy will have authority to vote all properly executed proxies in accordance with their judgment on any such matter, including any proposal to adjourn or postpone the meeting. If you vote against any proposal (other than a proposal regarding the election of directors or ratification of auditors), your proxy will not vote in favor of any proposal to adjourn or postpone the meeting if such postponement or adjournment is for the purpose of soliciting additional proxies to approve the proposal that you voted against.

                        EXECUTIVE OFFICERS AND DIRECTORS

Who are our executive officers and directors?

         The following table sets forth certain information regarding our executive officers and directors as of December 31, 2000. Note that there have been various changes in our directors and executive officers during 2001 which are discussed later in this proxy statement.

Name                           Age    Position
----                           ---    --------
Thomas L. Massie               40     Chairman of the Board
William B. Coldrick            59     Vice Chairman of the Board
Timothy E. Mahoney             45     Director
John C. Cavalier               62     Director
William Dambrackas             58     Director
Brett A. Moyer                 43     Executive Vice President & Chief Operating
                                      Officer
Thomas Hamilton                52     Vice President of Research & Development
William R. Schillhammer III    47     Vice President of OEM Sales

What is the background of our executive officers and directors?

         Directors

         Thomas L. Massie is Chairman of the Board and a co-founder of the Company and has served in this position since inception of the company in 1992. Mr. Massie served as Chief Executive Officer of Focus from the inception of the company in 1992 to 2000. In 2000, Mr. Massie became President and Chief Executive Officer of Bridgeline Software, Inc., an Internet development firm. He has more than 15 years of experience in the computer industry as well as related business management experience. From 1990 to 1992, Mr. Massie was the Senior Vice President of Articulate Systems, responsible for worldwide sales, marketing and operations. From 1986 to 1990, Mr. Massie was the Chairman of the Board, and founder of MASS Microsystems. From 1985 to 1986, Mr. Massie was the co-founder and Executive Vice President of Sales and Marketing for MacMemory, Inc. Mr. Massie is a Board Member of the Hockey Academy, Inc. From 1979 to 1984, Mr. Massie was a Non-Commissioned Officer for the U.S. Army, 101st Airborne Division. Mr. Massie's term expires in 2002.

         William B. Coldrick has served as a Director of the Company since January 1993, Vice Chairman of the Company since July 1994 and as Executive Vice President of the Company from July 1994 to May 1995. Mr. Coldrick is currently a principal of Enterprise Development Partners, a consulting firm serving emerging growth companies that he founded in April 1998. From July 1996 to April 1998, Mr. Coldrick was Vice President and General Manager of Worldwide Channel Operations for the Computer Systems Division of Unisys Corp. From 1982 to 1992, Mr. Coldrick served with Apple Computer Inc. in several senior executive positions including Senior Vice President of Apple USA from 1990 to 1992. Prior to joining Apple Computer Inc. Mr. Coldrick held several sales and marketing management positions with Honeywell Inc. from 1968 to 1982. Mr. Coldrick holds a Bachelor of Science degree in Marketing from Iona College in New Rochelle, New York. Mr. Coldrick's term expires in 2001 and is being nominated to serve a two-year term to expire in 2003.

         John C. Cavalier has served as a Director of the Company since May 1992. He has more than 30 years of business management experience. Since January 1, 2001 Mr. Cavalier has been Co-Chairman of MapInfo Corporation and prior to that since November 1996, Mr. Cavalier has been President, CEO and a Director of MapInfo Corporation, a software developer. Prior thereto, Mr. Cavalier joined Amdahl Company in early 1993 as Vice President and General Manager of Huron, Amdahl's software business. He earned his undergraduate degree from the University of Notre Dame and an MBA from Michigan State University. Mr. Cavalier's term expires in 2002.

         Timothy E. Mahoney has served as Director of the Company since March 1997. He has more than 18 years of experience in the computing industry. Mr. Mahoney founded Union Atlantic LC, in 1994, a consulting company for emerging technologies and in 1999 became Chairman and COO of vFinance.com, Inc. (dong business as vFinance, Inc.), the parent company of Union Atlantic, LC and vFinance Capital LC (formerly Union Atlantic Capital LC.). . He earned his BA degree in computer science and business from West Virginia University and an MBA degree from George Washington University. Mr. Mahoney's term expires in 2001 and is being nominated to serve a three-year term to expire in 2004.

         William A. Dambrackas has over 22 years of management experience in the computer industry. He founded Equinox Systems (Nasdaq: EQNX) 17 years ago and since then, has served as the company's Chairman, President and Chief Executive Officer. Equinox develops high-performance server-based communications products for Internet access and commercial systems. Mr. Dambrackas also currently serves on the Board of Directors of the Florida Venture Forum, an organization that serves the needs of venture capital investors and emerging growth companies. Mr. Dambrackas has been issued three United States Patents for data communications inventions and he was honored as Delaware's "Entrepreneur of the Year" in 1984. Mr. Dambrackas' term expires in 2003, however, on March 6, 2001, Mr. Dambrackas resigned to allow for a seven member Board of Directors, pursuant to the terms of the merger agreement between Focus Enhancements Inc., and Videonics Inc., dated August 30, 2000. In accordance with the merger agreement, the new Board of Directors will consist of four directors of whom will be selected by the Board of Directors of Focus and three directors of whom will be selected by the Board of Directors of Videonics.

         Executive Officers Not Directors

         Brett A. Moyer joined the Company in May 1997, and has assumed the role of Executive Vice President of Sales & Marketing and Chief Operating Officer. Mr. Moyer brings over 10 years of global sales, finance and general management experience from Zenith Electronics Corporation, where he was most recently the Vice President and General Manager of Zenith's Commercial Products Division. Mr. Moyer has also served as Vice President of Sales Planning and Operations at Zenith where he was responsible for forecasting, customer service, distribution, MIS, and regional credit operations. Mr. Moyer has a Bachelor of Arts in Economics from Beloit College in Wisconsin and a Masters of International Management with a concentration in finance and accounting from The American Graduate School of International Management (Thunderbird).

         Thomas Hamilton joined the Company in September 1996 and has assumed the role of Chief Technology Officer. Mr. Hamilton joined the Company when the Company acquired TView, Inc. From 1992 to 1996, Mr. Hamilton was Executive Vice President and Co-Founder of TView, Inc. Mr. Hamilton grew TView from inception to a $5M per year revenue before being acquired by FOCUS. He co-developed proprietary video processing technology central to FOCUS' business. Mr. Hamilton has a BS in Mathematics from Oregon State University.

         William R. Schillhammer III joined the Company in 1998 with over 12 years of experience in global sales and marketing. From 1996 to 1998, Mr. Schillhammer was Vice President of Marketing and Sales for Digital Vision, Inc., a multi-million dollar developer of video conversion products. From 1990 to 1996 Mr. Schillhammer held various senior management positions for Direct Imaging, Inc., most recently serving as President. From 1988 to 1989 Mr. Schillhammer was the Vice President for Number Nine Computer Corporation, a publicly held multi-million dollar company. From 1980 to 1988 he held various management positions with the Intel Corporation. Mr. Schillhammer graduated from Dartmouth College with a bachelor's degree in Engineering.

         New Directors and Officers in 2001 - Acquisition of Videonics

         Pursuant to the terms of the merger agreement between Focus Enhancements Inc., and Videonics Inc., dated August 30, 2000, it was agreed that the composition of the Board of Directors of Focus would be modified to consist of seven directors, four of whom will be selected by the Board of Directors of Focus and three of whom will be selected by the Board of Directors of Videonics. It was also agreed that Thomas L. Massie would remain as Chairman of the Board of Focus for the remainder of his current term.

         In connection with the acquisition of Videonics on January 16, 2001, the following individuals were appointed to serve as executive officers of
Focus:

         o Michael L. D'Addio, the Chief Executive Officer of Videonics, became the President and Chief Executive Officer of Focus.

         o Jeffrey A. Burt, the Vice President of Operations of Videonics became the Vice President of Operations for Focus.

         o Gary L. Williams, the Vice President of Finance and Chief Financial Officer of Videonics, became the Vice President of Finance and Chief Financial Officer of Focus.

         On March 6, 2001, Focus' director William Dambrackas resigned, to allow for the appointment of three Videonics directors in accordance with the merger agreement. In conjunction with the resignation, the following three Videonics directors were appointed to the Focus Board of Directors:

         Michel L. D'Addio
         Carl E. Berg
         N. William Jasper, Jr.

         New Directors

         Michael L. D'Addio joined Focus to serve as its President and Chief Executive Officer on January 16, 2001 in connection with the acquisition of Videonics Inc. Mr. D'Addio was a co-founder of Videonics, and had served as Chief Executive Officer and Chairman of the Board of Directors since Videonics' inception in July 1986. In addition Mr. D'Addio served as Videonics' President from July 1986 until November 1997. From May 1979 through November 1985 Mr. D'Addio served as President, Chief Executive Officer and Chairman of the Board of Directors of Corvus Systems, a manufacturer of small computers and networking systems. Mr. D'Addio holds an A.B. degree in Mathematics from Northeastern University. Mr. D'Addio is being nominated for a two-year term to expire in 2003.

         Carl E. Berg, a co-founder of Videonics, has served on Videonics' Board of Directors since June 1987. Mr. Berg is currently Chief Executive Officer, President and a director for Mission West Properties, a real estate company. Mr. Berg is also a member of the Board of Directors of Integrated Device Technology, Inc., Valence Technology, Inc., and Systems Integrated Research. Mr. Berg is being nominated for a three-year term to expire in 2004.

         N. William Jasper, Jr. joined the Board of Directors of Videonics in August 1993. Since 1983, Mr. Jasper has been the President and Chief Operating Officer of Dolby Laboratories, Inc. Mr. Jasper is being nominated for three-year a term to expire in 2004.

         New Officers

         Jeffrey A. Burt joined Focus to serve as its Vice President of Operations on January 16, 2001 in connection with the acquisition of Videonics Inc. Mr. Burt had served as Vice President of Operations of Videonics since April 1992. From August 1991 to March 1992, Mr. Burt served Videonics as its Materials Manager. Prior to that time, from October 1990 until July 1991, Mr. Burt acted as a consultant to Videonics in the area of materials management. From May 1989 to October 1990, Mr. Burt served as the Director of Manufacturing of On Command Video. Mr. Burt holds a B.A. degree in Economics from the University of Wisconsin at Whitewater.

         Gary L. Williams joined Focus to serve as its Vice President of Finance & CFO on January 16, 2001 in connection with the acquisition of Videonics Inc. Mr. Williams had served Videonics as its Vice President of Finance, Chief Financial Officer and Secretary since February 1999. From February 1995 to January 1999, Mr. Williams served as Videonics' Controller. From July 1994 to January 1995, he served as Controller for Western Micro Technology, a publicly traded company in the electronics distribution business. From January 1990 to June 1994, Mr. Williams worked in public accounting for Coopers & Lybrand LLP. Mr. Williams is a Certified Public Accountant and has a Bachelors Degree in Business Administration, with an emphasis in Accounting from San Diego State University.

What are the responsibilities of our board of directors and committees?

         The Board of Directors oversees our business and affairs. During the fiscal year ended December 31, 2000, the Board of Directors held a total of eight (8) meetings. All of the persons who were directors of Focus during the fiscal year ended December 31, 2000 attended at least seventy-five percent (75%) of the aggregate of (a) the total number of Board meetings and (b) the total number of meetings held by all committees of the Board on which they served during the fiscal year.

         The Board also has two committees, a compensation committee and an audit committee. There is no nominating committee. The procedures for nominating directors, other than by the Board of Directors itself, are set forth in our bylaws.

         Compensation Committee

         The Compensation Committee's responsibilities are to make determinations with respect to salaries and bonuses payable to executive officers and to administer stock option plans. The Compensation Committee is currently comprised of Messrs. Massie and Mahoney. This committee did not meet during the fiscal year ended December 31, 2000, however, the entire board discussed compensation matters during regularly scheduled board meetings throughout the year.

         Audit Committee

         The audit committee of the board is composed of three (3) members and operates under a written charter adopted by the board of directors. The responsibilities of the audit committee are contained in the Report of Audit Committee below. The audit committee currently consists of Messrs. Coldrick, Cavalier and Jasper. Each of the members is "independent," as defined by Focus' policy and the National Association of Securities Dealers, Inc. listing standards. During the fiscal year ended December 31, 2000, this committee held three (3) formal meetings.


                            Report of Audit Committee

         The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Focus filings under the Securities Act of 1933 or under the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Report of the Audit Committee by reference.

         The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of Focus' accounting functions and internal controls. In addition, the Audit Committee reviews the quarterly and financial statements of Focus and any significant accounting issues affecting such statements. Furthermore, the committee reviews the scope of the audit, and discusses any other audit-related matters, with our independent auditors.

         The Audit Committee acts under a written charter first adopted and approved by the Board of Directors on June 1, 2000. A copy of the Audit Committee Charter is attached to this Proxy Statement as Exhibit A.

         The responsibilities of the Audit Committee include recommending to the Board of Directors an accounting firm to be engaged as Focus' independent accountants. Additionally, and as appropriate, the Audit Committee reviews and evaluates the independent accountants' performance, and discusses and consults with Focus' management and the independent accountants regarding the following:

         o the plan for, and the independent accountants' report on, each audit of Focus' financial statements;

         o        Focus' financial disclosure documents, including all financial
                  statements   and  reports  filed  with  the  SEC  or  sent  to
                  stockholders;

         o changes in Focus' accounting practices, principles, controls or methodologies, or in Focus' financial statements;

         o        significant developments in accounting rules; and

         o the adequacy of Focus' internal accounting controls and financial accounting and auditing personnel.

         In connection with these responsibilities, the members of the Board of Directors met with management and the independent accountants to review and discuss the financial statements for the fiscal year ended December 31, 2000. They also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees) and Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and they discussed with the independent accountants that firm's independence.

         Based upon the Board of Directors' discussions with management and the independent accountants, and their review of the representations of management and the independent accountants, they recommended that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, to be filed with the SEC.


                                                       THE AUDIT COMMITTEE
                                                       WILLIAM COLDRICK, CHAIR

Did our directors and officers comply with their section 16(a) beneficial ownership reporting compliance requirements in 2000?

         Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent (10%) of our equity securities, to file reports of ownership and reports of changes in ownership of our Common Stock with the SEC. The SEC requires officers, directors and greater than ten percent (10%) stockholders to furnish us with copies of all Section 16(a) forms they file.

         To our best knowledge, based solely on a review of the copies of such forms and certifications furnished to us, we believe that all Section 16(a) filing requirements were complied with during the fiscal year ended December 31, 2000.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

Who owns more than 5% of our Common Stock and Series B Preferred Stock, and what is the beneficial ownership of our Common Stock and Series B Preferred Stock of our executive officers and directors?

         The following table sets forth information, as of November 13, 2001, regarding the shares of our Common Stock beneficially owned by those stockholders of Focus known to management to beneficially own more than five percent (5%) of our Common Stock, each of our directors, nominees, executive officers and "Named Executive Officers" (as defined on page 10 under "How Do We Compensate Our Executive Officers?"), as well as all directors and executive officers as a group. Except as noted, we believe each person has sole voting and investment power with respect to the shares shown subject to applicable community property laws.

         "Beneficial ownership" is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. For example, you beneficially own our Common Stock not only if you hold it directly, but also indirectly, if you, through a relationship, contract or understanding, have, or share, the power to vote the stock, to sell the stock or have the right to acquire the stock. Percentage of beneficial ownership based on 32,828,999 shares of our Common Stock outstanding as of November 13, 2001.

                                                                 Percentage of
                                                                Number of Shares            Outstanding
                            Name                               Beneficially Owned         Common Stock(1)
                            ----                               ------------------         ---------------
Thomas L. Massie(2).........................................        813,579                     2.3%
Michael L. D'Addio(3).......................................        946,881                     2.7
Carl E. Berg(4).............................................      3,338,691                     9.6
John C. Cavalier(5).........................................        138,890                      *
William B. Coldrick(6)......................................        230,556                      *
N. William Jasper, Jr.(7)...................................         63,149                      *
Timothy E. Mahoney(8).......................................         91,666                      *
Brett A. Moyer(9)...........................................        327,878                      *
Jeffery Burt(10)............................................        109,590                      *
Thomas Hamilton(11).........................................        208,779                      *
Gary L. Williams(12)........................................        122,528                      *
All executive officers and directors as a group(11
persons)(13)................................................      6,392,187                    18.5%

----------
         * Less than 1% of the outstanding common stock.

(1) Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares.

(2) Includes 241,356 shares of common stock held directly or indirectly by Mr. Massie. Includes 572,223 shares issuable pursuant to outstanding stock options that are exercisable at November 13, 2001, or within 60 days thereafter.

(3) Includes 794,103 shares of common stock held directly or indirectly by Mr. D'Addio. Includes 152,778 shares issuable pursuant to outstanding stock options that are exercisable at November 13, 2001, or within 60 days thereafter.

(4) Includes 1,412,469 shares of common stock held directly or indirectly by Mr. Berg and 1,904 shares of preferred stock that are convertible into 1,904,000 shares of our common stock. Includes 22,222 shares issuable pursuant to outstanding stock options that are exercisable at November 13, 2001, or within 60 days thereafter As of November 13, 2001, Carl Berg beneficially owned all of the outstanding shares of our Series B Preferred Stock.

(5) Includes 138,890 shares issuable pursuant to outstanding stock options that are exercisable at November 13, 2001 or within 60 days thereafter.

(6) Includes 230,556 shares issuable pursuant to outstanding stock options that are exercisable at November 13, 2001, or within 60 days thereafter

(7) Includes 27,214 shares of common stock held directly or indirectly by Mr. Jasper. Includes 35,935 shares issuable pursuant to outstanding stock options that are exercisable at November 13, 2001, or within 60 days thereafter.

(8) Includes 91,666 shares issuable pursuant to outstanding stock options that are exercisable at November 13, 2001, or within 60 days thereafter. Does not include 370,332 shares owned or 45,000 warrants held by vFinance.com, Inc. or any of its affiliates. See "Selling Shareholders - Services Rendered - vFinance Capital L.C."

(9) Includes 40,100 shares of common stock held directly by Mr. Moyer. Includes 287,778 shares issuable pursuant to outstanding stock options that are exercisable at November 13, 2001, or within 60 days thereafter.

(10)     Includes 109,590 shares issuable  pursuant to outstanding stock options
         that  are   exercisable  at  November  13,  2001,  or  within  60  days thereafter.

(11) Includes 6,000 shares of common stock held directly by Mr. Hamilton. Includes 202,779 shares issuable pursuant to outstanding stock options that are exercisable at November 13, 2001, or within 60 days thereafter.

                                       9



(12)     Includes 122,528 shares issuable  pursuant to outstanding stock options
         that  are   exercisable  at  November  13,  2001,  or  within  60  days thereafter.

(13) Includes 1,966,945 shares issuable pursuant to options to purchase common stock exercisable at November 13, 2001, or within 60 days thereafter.


                       EXECUTIVE AND DIRECTOR COMPENSATION

How do we compensate our directors?

         Non-employee  directors  are  reimbursed  for  out of  pocket  expenses incurred in attending the meetings. No director who is an employee receives separate compensation for services rendered as a director. Non-employee directors are eligible to participate in our stock option plan.

How do we compensate our executive officers?

         The following table sets forth certain information concerning the executive compensation our Chief Executive Officer and three (3) other most highly compensated executive officers whose cash salary and bonus exceeded $100,000 (the "Named Executive Officers") for the fiscal years ended December 31, 2000, 1999, and 1998.

                                       Summary Compensation Table

                                                                                         Long-Term
                                                                                       Compensation
                                                   Annual Compensation(1)(2)             Options/
                                              ------------------------------------    ----------------
Name and
Principal Position                             Year     Salary ($)     Bonus($)           SARs(3)
------------------                             ----     ----------     --------           -------
Thomas L. Massie                               2000      $ 85,929           --           100,000
Chairman of the Board(4)                       1999      $150,000     $ 69,154           100,000
                                               1998      $150,000     $132,833           200,000

Christopher P. Ricci                           2000      $134,503     $ 15,220           175,000
Sr. Vice President and General Counsel(5)      1999      $150,000     $ 15,200            45,000
                                               1998      $150,000     $ 27,500           125,000

Brett Moyer                                    2000      $154,999     $ 23,521(6)        200,000
Executive Vice President & Chief               1999      $130,000     $ 63,724(6)         40,000
Operating Officer                              1998      $130,000     $ 41,000(6)        100,000

Thomas Hamilton                                2000      $135,000     $  3,445           125,000
Vice President of Research                     1999      $129,192           --           175,000
                                               1998      $110,000     $  5,000            25,000

William Schillhammer                           2000      $106,666     $ 29,369(6)        125,000
Vice President of OEM Sales                    1999      $ 95,000     $ 52,900(6)         40,000
                                               1998      $ 85,000     $ 22,204(6)        122,000

(1) Includes salary and bonus payments earned by the named officers in the year indicated, for services rendered in such year, which were paid in the following year.

(2) Excludes perquisites and other personal benefits, the aggregate annual amount of which for each officer was less than the lesser of $50,000 or 10% of the total salary and bonus reported.

(3) Long-term compensation table reflects the grant of non-qualified and incentive stock options granted to the named persons in each of the periods indicated. Includes repriced options for 1998.

(4) During 1998, 1999 and through April of 2000, Mr. Massie served as President and Chief Executive Officer of Focus. On May 1, 2000, Focus entered into a separation agreement with Mr. Massie whereby the parties agreed

                                       10



         to sever Mr. Massie's employment relationship effective April 30, 2000. Mr. Massie remained Chairman of the Focus Board of Directors and, in addition, Focus and Mr. Massie entered into a consulting agreement on May 1, 2000. Mr. Massie was paid $88,000 in consulting compensation in 2000. In addition, the Company agreed to forgive notes due the Company from Mr. Massie that totaled $140,000.

(5) On September 6, 2000, Mr. Ricci resigned from his position as Senior Vice President and General Counsel of Focus. He continued to work for the Company on a part time basis through April 30, 2001.

(6)      Includes compensation based on sales commissions.

         Stock Option Plans

         We maintain various qualified and non-qualified stock option plans for our employees, officers and directors. As of November 13, 2001, options to purchase common stock remained available for grant. These amounts include options that were approved under the 2000 Non-Qualified Stock Option Plan.

         2000 Non-Qualified Stock Option Plan

         On April 27, 2000, the Board of Directors of Focus adopted the 2000 Non-Qualified Stock Option Plan, subject to approval by Focus shareholders. On August 15, 2000 the maximum number of options available under the 2000 Plan was increased from 3,000,000 to 5,000,000 in order to accommodate requirements in connection with the acquisition of Videonics. The plan was approved by the stockholders of Focus on December 28, 2000.

         The exercise price per share of options granted under the 2000 Plan is 100% of the fair-market value of Focus' common stock on the date the plan was approved by Focus shareholders (December 28, 2000.) Options granted under this plan generally vest over a period of three years.

         The five (5) members of the Board of Directors of Focus at December 31, 2000 were each granted 100,000 options under this plan. Mr. Massie was granted a total of 100,000 options under the 2000 Plan for the year ended December 31, 2000.

         The following tables sets forth as to the Chairman, each of the other executive officers named in the Summary Compensation Table, and each nominee for director, certain information with respect to options to purchase shares of common stock of Focus as of and for the year ended December 31, 2000.


                                        OPTION/SAR GRANTS IN 2000

                                           Number of
                                          Securities        % of Total
                                          Underlying      Options/ SARs
                                         Options/ SARs      Granted to       Exercise Or
                                            Granted       Employees in        Base Price
Name                                         (#)(1)          2000(2)        ($/per Share)       Exp. Date
----                                         ------          -------        -------------       ---------
Thomas L. Massie                            100,000           3.82%            $0.5625          12/28/05
William B. Coldrick (3)                     100,000           3.82%            $0.5625          12/28/05
Timothy E. Mahoney (3)                      100,000           3.82%            $0.5625          12/28/05
Christopher P. Ricci                        175,000           6.70%            $0.5625          12/28/05
Brett Moyer                                 200,000           7.65%            $0.5625          12/28/05
Bill Schillhammer                           125,000           4.79%            $0.5625          12/28/05
Thomas Hamilton                             125,000           4.79%            $0.5625          12/28/05

(1) The purpose of Focus' stock option plans, is to provide incentives to employees, directors and consultants who are in positions to make significant contributions to Focus.

(2) Focus granted options to purchase a total of 2,611,875 shares of common stock to employees and directors in 2000.

(3)      Nominee for director.


         The following table sets forth information concerning options exercised during fiscal year 2000 and the value of unexercised options as of December 31, 2000 held by the executives named in the Summary Compensation Table above.

                      AGGREGATED OPTION/SAR EXERCISES IN 2000 AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                             Value of Unexercised
                                                           Number of Securities                   In-the-Money
                               Shares                    Underlying Unexercised                Options/SARs at
                             Acquired on      Value      Options/SARs at Year-End                 Year-End(1)
                              Exercise     Realized  ------------- -----------------    -------------- ----------------
                                 (#)          ($)       Exercisable    Unexercisable        Exercisable    Unexercisable
                              --------     --------     -----------    -------------        -----------    -------------
Thomas L. Massie                 --           --         438,891         211,109              $2,889        $10,111
Christopher P. Ricci             --           --         167,222         136,110              $5,056        $17,694
Brett Moyer                      --           --         174,445         215,554              $5,778        $20,222
William Schillhammer             --           --         117,447         169,553              $3,611        $12,638
Thomas Hamilton                  --           --          94,446         222,220              $3,611        $12,639

(1) Value is based on the difference between option exercise price and the closing price as quoted on the NASDAQ SmallCap Market at the close of trading on December 31, 2000 ($0.69) multiplied by the number of shares underlying the option.


         Repricing of Stock Options/Additional Option Plans

         On March 19, 1997, the Focus Board of Directors elected to terminate the 1995 Directors Stock Option Plan and all options granted thereunder. By a unanimous vote, the Focus Board of Directors established the 1997 Directors Stock Option Plan and authorized the grant of options to purchase up to 1,000,000 shares of common stock under the 1997 Directors Stock Option Plan. On March 19, 1997, options to purchase 200,000 shares at an exercise price of $1.88 per share were granted to Mr. Cavalier, options to purchase 100,000 shares at an exercise price of $1.88 per share were granted to each of Messrs. Coldrick and Mahoney and options to purchase 50,000 shares at an exercise price of $1.88 per share were granted to a now former director. All of the options are subject to various vesting provisions.

         On September 1, 1998, Focus repriced all employee and director options under all plans to $1.22 per share for those options priced in excess of this value. This price represented the closing market price of Focus' common stock on September 1, 1998.

         On September 1, 1998, the Focus Board of Directors approved the 1998 Non-Qualified Stock Option Plan. The 1998 Plan authorized the grant on September 1, 1998 of stock options for 75,000 shares of common stock to each of Mr. Mahoney and Mr. Coldrick and for 100,000 shares to Mr. Cavalier, each of whom is neither an employee nor officer of Focus. Upon joining the Board of Directors, on April 22, 1999, Mr. Dambrackas was granted a stock option for 100,000 shares of common stock.

         Employment Agreements

         Focus and Brett Moyer are parties to an employment contract effective May 15, 1997, as amended to date, which renews automatically after December 31, 2000, for one year terms, subject to certain termination provisions. Pursuant to this employment contract, Mr. Moyer serves as Executive Vice President & Chief Operating Officer. This employment contract requires acceleration of vesting of all options held by Mr. Moyer so as to be immediately exercisable if Mr. Moyer is terminated without cause during the term of the contract. The employment contract provides for bonuses as determined by the Board of Directors and employee benefits, including health and disability insurance, in accordance with the Focus' policies. In May 2000, Mr. Moyer's employment contract was amended to extend the term until May 1, 2002, which renews automatically after May 1, 2002 for successive one year terms, subject to certain termination provisions.

         Focus and Christopher Ricci were parties to an employment contract effective March 1, 1998, as amended to date, which renewed automatically after December 31, 2000, for one year terms, subject to certain termination provisions. Pursuant to this employment contract, Mr. Ricci served as our Senior Vice President, General Counsel and Secretary. This employment contract required the acceleration of vesting of all options held by Mr. Ricci so as to be immediately exercisable if Mr. Ricci is terminated without cause during the term of the contract. On September 6, 2000, Mr. Ricci resigned from his position as Senior Vice President, General Counsel and Secretary. Mr. Ricci's employment agreement was terminated on that date and replaced with a new agreement providing for his employment by Focus on a part time basis through April 30, 2001.

         Focus and Thomas Hamilton are parties to an employment contract effective October 17, 1996, as amended to date, which renews automatically after December 31, 1998, for one-year terms, subject to certain termination provisions. Pursuant to this employment contract, Mr. Hamilton serves as Vice President of Research & Development. This employment contract requires the acceleration of vesting of all options held by Mr. Hamilton so as to be immediately exercisable if Mr. Hamilton is terminated without cause during the term of the contract. The employment contract provides for bonuses as determined by the Focus Board of Directors and employee benefits, including health and disability insurance, in accordance with Focus' policies.

         Subsequent Separation and Consulting Agreements

         On May 1, 2000, Focus entered into a separation agreement with Mr. Massie whereby the parties agreed to sever Mr. Massie's employment relationship effective April 30, 2000. Mr. Massie remains on the Board of Directors of Focus and any options granted by Focus will continue to vest under their current terms for as long as he remains a director or a consultant, whichever is longer. In addition, under the severance agreement, Focus (i) paid Mr. Massie for all accrued vacation and unpaid bonuses; and (ii) will forgive two notes totaling $140,000, including all interest, owed by Mr. Massie to Focus over eight (8) fiscal quarters, ending June 30, 2002. On December 28, 2000, the Compensation Committee of Focus agreed to forgive the remaining amount due under the two notes.

         In addition, Focus and Mr. Massie entered into a Consulting Agreement on May 1, 2000, whereby Mr. Massie received a monthly consulting fee of $11,000 plus expenses. Pursuant to the agreement, Mr. Massie assisted Focus in financial matters, including but not limited to, the raising of long term capital, planing product development, advising on merger and acquisitions, and recruiting a new president for Focus. At December 31, 2000, the Company had paid Mr. Massie a total of $88,000 under the agreement. The consulting agreement was terminated in February 2001, when total payments reached a $110,000, the minimum due under the agreement.

         Employment Agreements - New Officers

         Focus and Michael D'Addio are parties to an employment contract effective January 16, 2001. Pursuant to this employment contract, Mr. D'Addio serves as Chief Executive Officer and President. Mr. D'Addio's base salary shall be $190,000 per year. In addition, Mr. D'Addio was granted 500,000 stock options which vest over a three year period. Under the option plan, these options accelerate, so as to be immediately exercisable if Mr. D'Addio is terminated without cause during the term of the contract. The employment contract provides for bonuses as determined by the Board of Directors and employee benefits, including health and disability insurance, in accordance with the Focus' policies. The agreement terminates on December 31, 2003.

         Mr. Burt and Mr. Williams have entered into Key Employee Agreements to provide for the acceleration of option vesting under certain circumstances upon a change in control as defined in those agreements.

         Non-employee  directors  are  reimbursed  for  out of  pocket  expenses incurred in attending the meetings. No director who is an employee receives separate compensation for services rendered as a director. Non-employee directors are eligible to participate in our stock option plan.


                              CERTAIN RELATIONSHIPS

What relationships exist between Focus and its directors and officers and entities with which any director or officer is affiliated? What is the nature of those relationships?

         Timothy Mahoney, who is a Focus director, is a principle of vFinance.com, Inc., the parent of vFinance Capital L.C. and a partner of Union Atlantic L.C. For the years ended December 31, 2000 and 1999, Focus paid Union Atlantic L.C. $83,206 and $112,226, respectively in consulting fees in connection with equity financing agreements negotiated by Union Atlantic L.C. During 2001, vFinance Capital L.C. was issued 279,325 shares of Focus common stock in lieu of investment banking fees in connection with the acquisition of Videonics Inc in January 2001, including certain additional shares due to the change in the market price of the common stock of Focus. Furthermore in 2001, 91,007 shares of Focus Common Stock were issued to vFinance.com, Inc. for payment under and settlement for the termination of Management and Financial Consulting Agreement between Focus and Union Atlantic L.C. and vFinance Capital L.C., including certain additional shares due to the change in market price of the common stock of Focus. Pursuant to these agreements, in the event vFinance.com, Inc. or any of its affiliates publicly sell the shares of common stock in the market at a price below $1.03, Focus would be required to issue to vFinance.com, Inc. additional shares to make up any shortfalls, up to a maximum of 3,500,000. Such shares can be repurchased by Focus within five (5) business days from the date of issuance at the difference between the market price at the time the shares were sold by vFinance or its affiliates and $1.03. Such amount would not exceed $301,000. Of the 370,332 shares issued, 47,055 shares have been issued pursuant to the price protection provision.

         Carl Berg, a Focus director and shareholder as of March 6, 2001 and previous director and shareholder of Videonics Inc., had a $1,035,000 loan outstanding to Videonics Inc., that Focus assumed on January 16, 2001 in connection with the merger. This unsecured loan, bears interest at 8% per year, and is due on January 16, 2002. Accrued interest is payable at maturity. Additionally, Carl Berg loaned Focus $2.3 million to collateralize the $2.3 million bond posted in connection with the CRA litigation. The promissory note has a term of three years and bears interest at a rate of prime plus 1%. The principal amount of the note will be due at the end of its term, with interest to be paid quarterly. Under certain circumstances, including at the election of Mr. Berg and Focus, the promissory note is convertible into shares of Focus common stock generally equal to the value of the promissory note and any accrued and unpaid interest. The promissory note is secured by a security agreement in favor of Mr. Berg granting him a security interest in first priory over substantially all of the assets of Focus.

         On February 28, 2001, Carl Berg agreed to loan Focus $2.0 million to support the Company's working capital needs. The promissory note has a due date of September 25, 2003 and bears interest at a rate of prime plus 1%. The principal amount of the note will be due at the end of its term, with interest to be paid quarterly. On April 24, 2001, the note was amended to provide that under certain circumstances, including at the election of Mr. Berg and Focus, the promissory note and any accrued and unpaid interest is convertible into shares of Focus preferred stock at a conversion price of $1.19 which represented 125% of the trailing 30-day average of the Company's common stock ending April 23, 2001. The promissory note is secured by a security agreement in favor of Mr. Berg granting him a security interest in first priority over substantially all of the assets of Focus.

         On May 7, 2001, Carl Berg converted approximately $2.3 million of debt and accrued interest owed by Focus to Mr. Berg into 1,904 shares of Series B convertible preferred stock based on the estimated fair value of the preferred stock the date on which the related subscription agreement was executed. Each share has a liquidation preference in the amount of $1,190.48 plus all accrued or declared but unpaid dividends. Cash dividends on the stock are non-cumulative and are paid at the option of the board of directors. If paid, the rate shall be seven percent per annum. The board does not presently intend to pay dividends on the stock. At the option of the holder, each share is convertible into 1,000 shares of common stock of Focus.

         On June 29, 2001, Focus issued a convertible promissory note to Mr. Berg in the amount up to $650,000 to support Focus' working capital needs. The promissory note has a due date of January 3, 2003 and bears interest at a rate of prime plus 1%. The principal amount of the note will be due at the end of its term, with interest to be paid quarterly. The note provides that at the election of Mr. Berg and Focus, the promissory note and any accrued and unpaid interest is convertible into shares of Focus preferred stock at a conversion price of $1.56 which represented 125% of the trailing 30-day average of Focus' common stock ending June 28, 2001. The promissory note is secured by a security agreement in favor of Mr. Berg granting him a security interest in first priority over substantially all of the assets of Focus.

         As of September 30, 2001, we had an aggregate of approximately $4.1 million in debt outstanding to Mr. Berg.

         All material affiliate transactions and loans between Focus and its officers, directors, principal shareholders or other affiliates are made or entered into on terms that are no less favorable to such individuals than would be obtained from, or given to, unaffiliated third parties and are approved by a majority of the board of directors who do not have an interest in the transactions and who have access, at Focus' expense to Focus' or independent legal counsel.

          DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD OF DIRECTORS

                                   PROPOSAL 1:

                              ELECTION OF DIRECTORS

         Our Bylaws provide that the number of directors of Focus shall be determined by resolution of the board of directors but in no event shall be less than three. The number of directors is currently set at seven (7). The Board of Directors recommends the election as directors the five (5) nominees listed below, to hold office for the terms indicated and until their successors are elected and qualified or until their earlier death, resignation or removal. Each of the members of the Board of Directors set forth below has been nominated for re-election. The person named as "Proxy" in the enclosed form of proxy statement will vote the shares represented by all valid returned proxies in accordance with the specifications of the stockholders returning such proxies. If at the time of the Annual Meeting of Stockholders that any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the proxy statement will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

         Our full Board of Directors acts as the nominating committee. A shareholder who desires to propose an individual for consideration by the Board of Directors as a nominee for director should submit a proposal in writing to the Secretary of Focus in accordance with Section 7.A. of Focus' Bylaws.

         The following sets forth the name and age as of November 13, 2001 of each nominee for director and the term they have been nominated to serve:

     Name                               Age                 Term to Expire
     ----                               ---                 --------------
     Carl E. Berg                       64                       2004
     William Coldrick                   59                       2003
     Timothy E. Mahoney                 45                       2004
     Michael D'Addio                    57                       2003
     N. William Jasper, Jr.             53                       2004

         There is no family relationship between any director or executive officer of Focus. For a complete discussion of the background of each of the nominees for director, see "What is the background of our executive officers and directors?" on page 4.

         The following directors are continuing in office pursuant to their terms as indicated and are not up for election this year:


     Name                               Age                 Term to Expire
     ----                               ---                 --------------
     Thomas L. Massie                   40                       2002
     John C. Cavalier                   62                       2002


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" ALL 5 NOMINEES FOR DIRECTOR.

                                   PROPOSAL 2:

              RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

         We have appointed Deloitte & Touche, LLP as our independent auditors for the year ending December 31, 2001. The independent accounting firm of Wolf & Company, P.C. ("Wolf & Co.") audited the financial statements of Focus for the fiscal year ended December 31, 2000.

         Effective May 3, 2001, Focus replaced its independent auditors, Wolf & Company, P.C. ("Wolf & Co.") with Deloitte & Touche, LLP ("Deloitte"). Wolf & Co.'s report on the Company's financial statements during the two most recent fiscal years preceding the date hereof contained no adverse opinion or a disclaimer of opinions, and was not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by the Company's Audit Committee. During the last two fiscal years and the subsequent interim period to the date hereof, there were no disagreements between the Company and Wolf & Co. On any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Wolf & Co., would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its reports. None of the "reportable events" described in Item 304(a)(1)(v) of Regulation S-B occurred with respect to the Company within the last two fiscal years and the subsequent interim period to the date hereof.

         Effective May 3, 2001, the Company engaged Deloitte as its independent auditors for the fiscal year ending December 31, 2001. During the last two fiscal years and the subsequent interim period to the date hereof, the Company did not consult Deloitte regarding any of the matters or events set forth in
Item 304(a)(2)(v) and (ii) of Regulation S-B.

         Representatives of Deloitte & Touche, LLP will be present at the meeting, will be available to respond to your questions and will be able to make such statements as they desire.

         Fees

         The following table sets forth the aggregate audit fees and non-audit related fees that Focus incurred for services provided by Wolf & Co. during the fiscal year ended December 31, 2000. The table lists audit fees, financial information systems design and implementation fees, and all other fees. All services rendered by Wolf & Co. during the fiscal year ended December 31, 2000 were furnished at customary rates and terms.

                                                       Fiscal Year Ended
                                                       December 31, 2000
                                                       -----------------
  Audit Fees........................................        $125,000
  Tax Return Preparation Fees.......................         $20,000
  Special Investigation and All Other Fees..........        $155,000


         Audit fees include only fees that are customary under generally accepted auditing standards and are the aggregate fees Focus incurred for professional services rendered for the audit of Focus' annual financial statements for fiscal year ended December 31, 2000 and the reviews of the financial statements included in Focus' Quarterly Reports on Forms 10-QSB for fiscal year ended December 31, 2000.

Special Investigation

         In March 2000, Wolf & Co. brought to the attention of the Board certain matters relating to the Focus' financial controls. The Board of Directors thereafter formed a special committee to investigate. The special committee engaged the law firm of Foley, Hoag & Eliot LLP, which engaged the accounting firm of Arthur Andersen LLP to aid in the investigation. Based upon its investigation, the committee has concluded that, despite his denials, an accounting manager in Focus' finance department misstated the inventory records of Focus' Pro AV series for purposes of presentation to Focus' outside auditors in connection with the audit for the year ended December 31, 1999. A revised inventory list for the Pro AV series as of December 31, 1999 was compiled in connection with the special committee's review and has been subject to audit tests performed by Wolf & Co. as part of its year end audit of the financial statements of Focus as a whole. As such, management believes that inventory has been properly presented as of December 31, 1999 and no adjustments appeared to be necessary to prior periods. The accounting manager in question has been discharged.

         As a result of the Committee's investigation, Focus incurred various expenses including accounting fees of approximately $120,000 paid to Wolf & Co. in conjunction with the completion of the 1999 annual audit, review of accounting practices and the special investigation conducted by the Board of Directors.

         If you do not ratify the selection of independent auditors, the Board will reconsider the appointment. However, even if you ratify the selection, the Board may still appoint new independent auditors at any time during the year if it believes that such a change would be in the best interests of Focus and our shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF PROPOSAL 2.


                              STOCKHOLDER PROPOSALS

         If you want a proposal to be included in our proxy statement and proxy for our 2002 Annual Meeting of the Stockholders, we must receive such proposal by July 24, 2002 in a form that complies with applicable law. Proposals should be addressed to our Corporate Secretary and sent to our corporate office. See "Where You Can Find More Information" below for our address.

         For any proposal that is not submitted for inclusion in next year's proxy statement, but is instead sought to be presented directly at the 2002 Annual Meeting, must be received by us no later than October 23, 2002. Notices of intention to present proposals at the 2002 Annual Meeting should be addressed to our Corporate Secretary and sent to our corporate office. See "Where You Can Find More Information" below for our address.


                                VOTING SECURITIES

         Stockholders of record at the close of business on November 13, 2001, will be eligible to vote at the meeting. The voting securities of Focus consist of our Common Stock, of which 32,828,999 shares were outstanding on November 13, 2001 and our Series B Preferred Stock of which 1,904 shares were outstanding on November 13, 2001. Each share of our Common Stock outstanding on the record date will be entitled to one (1) vote and each share of our Series B Preferred Stock will be entitled to one thousand (1,000) votes. Individual votes of stockholders are kept private except as appropriate to meet legal requirements. Access to proxies and other individual stockholder voting records is limited to the Inspector of Election and certain employees of Focus and its agents who must acknowledge their responsibility to comply with this policy of confidentiality.


                                 OTHER BUSINESS

         The Board of Directors does not intend to bring any other business before the meeting and, to the knowledge of the Board of Directors, no matters are to be brought before the meeting except as specified in this notice of the meeting. If any other business does properly come before the meeting, however, the proxies will be voted in accordance with the judgment of the persons voting them.

                       WHERE YOU CAN FIND MORE INFORMATION

         Focus Common Stock is listed on the Nasdaq SmallCap Market under the symbol "FCSE." Focus files annual, quarterly and current reports with the SEC. Please call the SEC at 1.800.SEC.0330 for further information about their public reference rooms. Our public filings are also available from commercial document retrieval services and via the SEC's Internet website, at http://www.sec.gov.

         You may obtain the above-mentioned documents, or additional copies of this document or any of the documents accompanying this proxy statement, by requesting them in writing or by telephone from the Corporate Secretary at the following addresses:

                           Corporate Secretary
                           Focus Enhancement, Inc.
                           1370 Dell Avenue
                           Campbell, California  95008
                           (408) 866-8300

         If you would like to request documents from us, please do so at least five business days before the date of the annual meeting to receive them before the annual meeting.

         You should rely only on the information contained in or accompanied with this document to vote your shares at the annual meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated November 21, 2001. You should not assume that the information contained in this document is accurate as of any date other than the date indicated, and neither the mailing of this document creates any implication to the contrary.


                                     By Order of the Board of Directors

                                     Gary L. Williams, Secretary
                                     Dated:   November 21, 2001

                                    Exhibit A

                             Audit Committee Charter

The Audit Committee ("the Committee") of the Board of Directors ("the Board") of Company ("the Company") have the oversight responsibility, authority and specific duties as described below.

COMPOSITION

The Committee will be comprised of three or more directors as determined by the Board. The members of the Committee will meet the independence and experience requirements of the NASDAQ Exchange (NASDAQ). The members of the Committee will be elected annually at the organizational meeting of the full Board held in July and will be listed in the annual report to shareholders. One of the members of the Committee will be elected Committee Chair by the Board.

RESPONSIBILITY

The Committee is a part of the Board. It's primary function is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to shareholders and the Securities and Exchange Commission (SEC); (ii) the system of internal controls that management has established; and (iii) the internal and external audit process. In addition, the Committee provides an avenue for communication between internal audit, the independent accountants, financial management and the Board. The Committee should have a clear understanding with the independent accountants that they must maintain an open and transparent relationship with the Committee, and that the ultimate accountability of the independent accountants is to the Board and the Committee. The Committee will make regular reports to the Board concerning its activities.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's business conduct guidelines.

AUTHORITY

Subject to the prior approval of the Board, the Committee is granted the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of the Company. In that regard, the Committee will have the authority to approve the retention of external professionals to render advice and counsel in such matters. All employees will be directed to cooperate with respect thereto as requested by members of the Committee.

MEETINGS

The Committee is to meet at least four times annually and as many additional times as the Committee deems necessary. Content of the agenda for each meeting should be cleared by the Committee Chair. The Committee is to meet in separate executive sessions with the chief financial officer, independent accountants and internal audit at least once each year and at other times when considered appropriate.

ATTENDANCE

Committee members will strive to be present at all meetings. As necessary or desirable, the Committee Chair may request that members of management and representatives of the independent accountants and internal audit be present at Committee meetings.

SPECIFIC DUTIES

In carrying out its oversight responsibilities, the Committee will:

1. Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. This should be done in compliance with applicable NASDAQ Audit Committee Requirements.

2. Review with the Company's management, internal audit and independent accountants the Company's accounting and financial reporting controls. Obtain annually in writing from the independent accountants their letter as to the adequacy of such controls.

3. Review with the Company's management, internal audit and independent accountants significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements. Discuss with the independent accountants their judgements about the quality, not just the acceptability, of the Company's accounting principles used in financial reporting.

4. Review the scope of internal audit's work plan for the year and receive a summary report of major findings by internal auditors and how management is addressing the conditions reported.

5. Review the scope and general extent of the independent accountants' annual audit. The Committee's review should include an explanation from the independent accountants of the factors considered by the accountants in determining the audit scope, including the major risk factors. The independent accountants should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures. The Committee will review annually with management the fee arrangement with the independent accountants.

6. Inquire as to the independence of the independent accountants and obtain from the independent accountants, at least annually, a formal written statement delineating all relationships between the independent accountants and the Company as contemplated by Independence Standards Board Standard No. 1, independence Discussions with Audit Committees.

7. Have a predetermined arrangement with the independent accountants that they will advise the Committee through its Chair and management of the Company of any matters identified through procedures followed for interim quarterly financial statements, and that such notification as required under standards for communication with Audit Committees is to be made prior to the related press release or, if not practicable, prior to filing Forms 10-Q. Also receive confirmation provided by the independent accountants at the end of each of the first three quarters of the year that they have nothing to report to the Committee, if that is the case, or the written enumeration of required reporting issues.

8. At the completion of the annual audit, review with management, internal audit and the independent accountants the following:

         - The annual financial statements and related footnotes and financial information to be included in the Company's annual report to shareholders and on Form 10-K.

         - Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

         - Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit. Inquire about the cooperation received by the independent accountants during their audit, including access to all requested records, data and information. Inquire of the independent accountants whether there have been any disagreements with management which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company's financial statements.

         - Other communications as required to be communicated by the independent accountants by Statement of Auditing Standards
                  (SAS) 61 as amended by SAS 90 relating to the conduct of the audit. Further, receive a written communication provided by the independent accountants concerning their judgment about the quality of the Company's accounting principles, as outlined in SAS 61 as amended by SAS 90, and that they concur with management's representation concerning audit adjustments.

                  If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Company's annual report on Form 10-K.

9. After preparation by management and review by internal audit and independent accountants, approve the report required under SEC rules to be included in the Company's annual proxy statement. The charter is to be published as an appendix to the proxy statement every three years.

10. Discuss with the independent accountants the quality of the Company's financial and accounting personnel. Also, elicit the comments of management regarding the responsiveness of the independent accountants to the Company's needs.

11. Meet with management, internal audit and the independent accountants to discuss any relevant significant recommendations that the independent accountants may have, particularly those characterized as 'material' or 'serious'. Typically, such recommendations will be presented by the independent accountants in the form of a Letter of Comments and Recommendations to the Committee. The Committee should review responses of management of the Letter of Comments and Recommendations from the independent accountants and receive follow-up reports on action taken concerning the aforementioned recommendations.

12. Recommend to the Board the selection, retention or termination of the Company's independent accountants.

13. Review the appointment and replacement of the senior internal audit executive.

14. Review with management, internal audit and the independent accountants the methods used to establish and monitor the Company's policies with respect to unethical or illegal activities by Company employees that may have a material impact on the financial statements.

15. Generally as part of the review of the annual financial statements, receive an oral report(s), at least annually, from the Company's general counsel concerning legal and regulatory matters that may have a material impact on the financial statements.

16. As the Committee may deem appropriate, obtain, weigh and consider expert advice as to Audit Committee related rules of the NASDAQ, Statements on Auditing Standards and other accounting, legal and regulatory provisions.

APPENDIX 1

                            FOCUS ENHANCEMENTS, INC.
                                1370 Dell Avenue
                           Campbell, California 95008

                                      PROXY

           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 21, 2001 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints the Board of Directors of Focus Enhancements, Inc. (the "Corporation"), or its designee, proxy of the undersigned, with full power of substitution, to vote all of the shares the Corporation that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held on Friday, December 21, 2001 at 1370 Dell Avenue, Campbell, California 95008, at 2:00 p.m., California time, and at any adjournment or postponement thereof as follows:

1.       ELECTION OF DIRECTORS FOR THE TERMS INDICATED
                       FOR  all         WITHOLD AUTHORITY             NOMINEES:
                    nominees listed     to vote for all
                    at right (except        nominees
                    as marked to the
                    contrary below
                    [     ]                [     ]                    Carl E. Berg (term to expire in 2004)
                                                                      William Coldrick (term to expire in 2003)
                                                                      Timothy E. Mahoney (term to expire in 2004)
                                                                      Michael D'Addio (term to expire in 2003)
                                                                      N. William Jasper, Jr. (term to expire in 2004)

INSTRUCTIONS: To withhold your vote for any individual nominee, insert the nominee's name on the line provided below.

________________________________________________________________________________

2. Ratification of the selection of Deloitte & Touche, LLP as independent auditors of the Corporation for the year ending December 31, 2001.

         FOR        [   ]           AGAINST     [   ]         ABSTAIN    [  ]

3. In its discretion, the proxy is authorization to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

         THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE AND FOR PROPOSAL NO. 2.

         The undersigned acknowledges receipt from the Corporation prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders, a Proxy Statement dated November 21, 2001 and an Annual Report on Form 10-KSB.

Dated: ___________________, 2001         [    ] Please check here if you plan to
                                                attend  the Annual Meeting

                                         Number attending ___________________


______________________________________
SIGNATURE OF SHAREHOLDER


______________________________________
SIGNATURE OF SHAREHOLDER


PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.